UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 16, 2015

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.  Appointment of Principal Officer

On September 16, 2015, Premier Financial Bancorp, Inc.’s (“Premier”) board of directors appointed J. Mark Bias, age 58, as a Senior Vice President of Premier.  Mr. Bias recently joined Premier and on September 15, 2015 was named President and Chief Executive Officer of Premier Bank, Inc., Premier’s $850 million subsidiary bank headquartered in Huntington, West Virginia.  A 33 year banking veteran, he began his banking career with PNC Financial Corporation in 1983 as an International Banking Officer. He returned to his hometown of Charleston, West Virginia in 1988 and joined One Valley Bank (now BB&T) as a Senior Vice President in Commercial Banking.  Mr. Bias rose to other senior leadership positions in Commercial Banking, serving as Market President, BB&T WV Central Region, from 2004 until his retirement from BB&T last month.  Mr. Bias holds a Bachelor of Arts degree from West Virginia University and a Master of International Business degree from The University of South Carolina.

He has held various leadership positions in community organizations throughout his career, most recently Director and Executive Committee Member of the Charleston Area Alliance, Director of the Chemical Alliance Zone and Director of the Kanawha Valley Fellowship Home.

Item 7.01.  Regulation FD Disclosure

On September 21, 2015, Premier Bank, Inc. issued a press release announcing J. Mark Bias as its newly appointed President and Chief Executive Officer of the bank.  The full text of that press release is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 – Premier Bank, Inc. press release dated September 21, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: September 22, 2015                                                                                                  Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Premier Bank, Inc. press released dated September 21, 2015 captioned “J. Mark Bias Named President and Chief Executive Officer of Premier Bank.”